Report Name - 10F-3

Fund - Smith Barney Short Duration Muni Income Fund

                                Period : 11/01/04 through 04/30/05


                                    ID : I02
                           Issuer Name : New Jersey Econ-Dev Authority
                                            Cigarette Tax Revenue
                            Trade Date : 10/06/04
                        Selling Dealer : Bear Stearns
                Total Shares Purchased : 500,000.00
                        Purchase Price : 97.99
                    % Received by Fund : 0.034%
                        % of Issue (1) : 0.414%
        Other Participant Accounts (2) :       5,500,000.00
                      Issue Amount (2) :   1,450,000,000.00
          Total Received All Funds (2) :       6,000,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : New Jersey Econ-Dev Authority
                                            Cigarette Tax Revenue
                            Trade Date :        10/06/05
                 Joint/Lead Manager(s) : Citigroup Global Markets Inc.
                                         Goldman Sachs & Co.
                                         RBC Dain Rauscher Inc.
                                         Bear Stearns & Co Inc
                                         J.P. Morgan Securities Inc.
                         Co-Manager(s) : UBS Financial Services Inc.
                                         ABN Amro Financial Services Inc.
                                         Banc of America Securities LLC
                                         Blaylock & Partners, L.P.
                                         First Albany Capital Inc.
                                         Loop Capital Markets
                                         Morgan Keegan & Co., Inc.
                                         Morgan Stanley
                                         NW Capital
                                         PNC Capital Markets, Inc.
                                         Powell Capital Markets, Inc.
                                         Ramirez & Co., Inc.
                                         Raymond James & Associates, Inc.
                                         Ryan, Beck & Co.
                                         Siebert Branford Shank & Co.
                                         Sterne, Agee & Leach, Inc.
                         Selling Group : N/A